INDEPENDENT DISTRIBUTOR AGREEMENT

This Agreement is made and entered into as of this 16 day of November 1994 by and between Association Communications Inc. (henceforth knows as ACI) having its principle place of business at 1601 Fifth Ave., Ste. 1400, Seattle, Washington 98101 and Televar Northwest, Inc. (henceforth known as the Independent Distributor) having its principle place of business at 240 No. Mission, Wenatchee, Washington 98801. Both ACI and Independent Distributor are parties to this Agreement.

     A. ACI is a telecommunication company providing long distance services through its own network facilities and resell agreements with other carriers

     B. Independent Distributor is a business providing telecommunication equipment and services and desires to provide marketing services to ACI to sell ACI long distance services

     C. ACI desires Independent Distributor to provide such marketing services

     1. ACI hereby appoints Televar Northwest, Inc. as the exclusive Independent Distributor for Washington counties Chelan, Douglas, Grant, Yakima, Okanogan, Kittitas, Franklin, Benton and Adams. Televar agrees to sell as an Independent Distributor ACI's long distance telecommunications products. Outlined in attached Schedule A are the pricing and commission schedules herein.

     2.   The Independent Distributor duties include:

          A.   Market and promote ACI and its services

          B. Provide the appropriate and proper sales effort, service and follow-up to foster, establish and maintain business relationships between customers and ACI.

          C. Sell services at service rates established by ACI and accept service orders at rates below the established rates only with prior approval of ACI.

          C. Submit to ACI completed Service Orders to include billing information, rating structure and all pertinent information for provisioning based on customer access.

          D. Provide and/or program customer premises equipment for access and routing to ACI network

     3.   ACI duties include:

          A. Provide quality switched or dedicated telecommunication long distance services as outlined in Schedule A to customers submitted by Independent Distribution.

          B.   Provide Marketing and Sales material and support.

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          C.   Provide Customer Service to customers relating to services, billing and general service questions.
          D. Provision new Orders and facilitate customer services requests in a timely manner
          E.   Provide customers monthly billing

     4. The Independent Distributor and ACI agree that in no circumstance will the Independent Distributor consider its self or represent its self as agent, division or subsidiary of ACI.

     5. Commissions to the Independent Distributor will be based on Schedule A attached for collected balances of customers submitted by Independent Distributor payable on the 15th of the month following 100% collection of billed charges per account. ACI reserves the right to change the commission schedule of compensation with thirty (30) days prior written notice to Independent Distributor. Changes to Schedule A Commissions will be made only in the event of direct network cost increases and the customer Rate Per Minute charges can not be adjusted to compensate for increase.

     6. No Commissions will be paid to the Independent Distributor for sales to existing endorsing Trade Association members (banks, hospitals software companies) unless prior approval is given by ACI.

     7. The Independent Distributor will be responsible to ACI for Uncollectable Accounts of customers submitted by the Independent
Distributor to ACI or accounts that commissions have been paid to Independent Distributor for which service is provided per the following Uncollectable amount levels:

          Swiched Access-                          Dedicated Access-
               $1 to $1,000           100%               All Levels       100%
               $1001 to $6,000         50%
               $ over $6,000          100%

          A. The Company will provide the Independent Distributor an Accounts Receivable Aged Listing twice a month. Independent Distributor shall put forth its best efforts to assist ACI in collecting past due accounts.

          B. The Uncollected amount and all fees will be deducted from the Independent Distributor Commissions for three months. The remaining balance, if any, will be billed directly to the Independent Distributor.

          C. In the event that the Agreement is cancelled, the Independent Distributor remains responsible for
               Uncollectable Accounts as described.

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     8.   Information communicated between the parties, including but not limited to the terms of this Agreement, rates, customers, vendors, network characteristics, operating procedures, marketing methods and finances, shall be considered proprietary and confidential.

     9. This Agreement shall have an initial term of one year and will be renewed automatically on a year-to-year basis, unless either party notifies the other party 60 days prior to the renewal date.

     10. This Agreement will continue in force from the date of the Agreement and may be subject to termination upon occurrence of any of the following: A. Dissolution or closing of the Independent Distributor or ACI.
B. Filing of voluntary or involuntary petition of bankruptcy by either party. C. Breach of confidentially agreement between parties relative to business relationships, system services or service rates. D. Action of either party that may be seen by the other to be a misrepresentation or detrimental to the continuation of the business relationship.

          Termination of Agreement for circumstances above effective with 30 day written notice. If Agreement is terminated by ACI, Independent Distributor will receive earned Commissions for six (6) months after termination date.

     11. The Independent Distributor will not market, promote, represent solicit business for or divert business to any other company providing the same product offered by ACI.

     12. Each of the parties shall be responsible for its negligent actions and those of its respective officers, employees and agents. Each such acting party shall hold harmless and indemnify the other party against any claims, losses, liabilities, damages or expenses (including attorney fees) that are suffered or incurred by the other party that arise directly or indirectly out of the negligence of the acting party. Provided however, in no event shall either party be liable to the other for the payment of consequential damages

     13. This Agreement constitutes the entire understanding of the parties with respect to the subject matter herein.

     14. If any provision of the Agreement shall be for any reason held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     15. This Agreement may not be assigned, in whole or in part, by either party without written consent of the other.

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     16.  This Agreement shall not be modified or amended or any term or provision waived, without written consent of the other.

In Witness Whereof, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

Association Communications Inc.        Televar Northwest, Inc.


By:     /s/                            By:     /s/
   -------------------------------         -------------------------------

Name:      Richard Reynolds            Name:      Charles D. DeJong
      ----------------------------           -----------------------------

Title:        Pres.                    Title:        Pres & CEO
       ---------------------------            ----------------------------

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                                 SCHEDULE A

Territory:

ACI appoints TELEVAR as exclusive Independent Distributor for Eastern Washington defined as that portion of the state of Washington lying East of the Cascade Mountain crestline. The appointment as exclusive Independent Distributor becomes effective at Agreement approval and in no way implies any interest by TELEVAR in Eastern Washington accounts previously receiving service from ACI.

Commissions:

                        TELEVAR COMMISSION SCHEDULE

RATE                                SELL                    COMMISSION
CODE    PRODUCT                     INTRA       INTER       ASSN        ASSN
----    -------                     -----       -----       ----        ----
A1      OUTBOUND, SWITCHED          $0.129      0.159       12.0%       9.5%
A2      OUTBOUND, SWITCHED          $0.129      0.149       10.0%       7.5%
A3      OUTBOUND, SWITCHED          $0.119      0.139       8.0%        5.5%
A4      OUTBOUND, SWITCHED          $0.149      0.149       14.5%       12.0%
A5      OUTBOUND, SWITCHED          $0.139      0.139       12.0%       9.5%
A6      OUTBOUND, SWITCHED          $0.135      0.135       11.0%       8.5%
A7      OUTBOUND, SWITCHED          $0.129      0.129       9.0%        6.5%

D1      OUTBOUND, DEDICATED         $0.125      0.125       23.0%       21.5%
D2      OUTBOUND, DEDICATED         $0.105      0.105       18.0%       15.5%
D3      OUTBOUND, DEDICATED         $0.099      0.099       16.5%       14.0%
D4      OUTBOUND, DEDICATED         $0.095      0.095       11.0%       8.5%
D5      OUTBOUND, DEDICATED         $0.089      0.089       9.0%        6.5%
D6      OUTBOUND, DEDICATED         $0.079      0.079       6.0%        3.5%

B1      800 INBOUND, SWITCHED       $0.159      0.159       10.0%       7.5%
B2      800 INBOUND, SWITCHED       $0.149      0.149       8.0%        5.5%
B3      800 INBOUND, SWITCHED       $0.145      0.145       6.0%        3.5%
B4      800 INBOUND, SWITCHED       $0.139      0.139       5.0%        2.5%

B1      800 INBOUND, DEDICATED      $0.105      0.105       10.0%       7.5%
B2      800 INBOUND, DEDICATED      $0.095      0.095       8.0%        5.5%
B3      800 INBOUND, DEDICATED      $0.085      0.085       6.0%        3.5%
B4      800 INBOUND, DEDICATED      $0.008      0.008       5.0%        2.5%

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